As filed with the Securities and Exchange Commission on October 2, 2006

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2006


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       1-5706                   58-0971455
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

             8000 Tower Point Drive, Charlotte, NC                  28227
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            (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (704) 321-7380
                                                           ----------------

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.      Entry Into Material Definitive Agreements

Lock-Up and Voting Agreements

     In connection with the proposed strategic transaction described under Item
8.01 of this Current Report on Form 8-K, beginning on September 29, 2006 and finalized on October 2, 2006, Metromedia International Group, Inc. (the "Company" or "MIG"), the owner of interests in communications businesses in the country of Georgia, entered into separate lock-up, support and voting agreements (the "Lock-Up and Voting Agreements") with representatives (the "Preferred Representatives") of holders of approximately 80 % of its 4.1 million outstanding shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). In connection with the proposed strategic transaction described under
Item 8.01 of this Current Report on Form 8-K, the Preferred Representatives have agreed to support a chapter 11 plan in the Wind-Up (as defined in Item 8.01 of this Current Report on Form 8-K) pursuant to which holders of the Company's Preferred Stock would receive $68 per share from Net Distributable Cash (hereinafter defined) of $420 million or less and one-half of any Net Distributable Cash in excess of $420 million, allocated equally among the shares of Preferred Stock. The balance of Net Distributable Cash would be allocated equally among the outstanding common shares. Since the Preferred Representatives represent holders of more than two-thirds of the presently outstanding Preferred Stock, if such a plan is approved by the Court, the plan would be binding on all preferred stockholders. "Net Distributable Cash" will consist of the cash proceeds of the intended sale of the Company's business interests in Georgia plus the Company's portion of dividends received from its subsidiary Magticom Ltd. prior to the sale and all headquarters cash on hand in the Company at sale closing less: (i) any taxes arising out of the sale of assets; (ii) payments of all allowed claims in the Wind-Up; (iii) necessary reserves for the final liquidation of the Company and its subsidiaries; (iv) professional fees connected with the proposed sale transaction and pursuit of the Wind-Up; and (v) Board-approved bonuses or similar payments to Company directors, management and employees which in an aggregate amount are estimated to equal approximately 5% of the proposed sale transaction proceeds. The Company presently estimates that Net Distributable Cash following consummation of a $480 million sale in first quarter 2007 and essential conclusion of the Wind-Up by end of first half 2007 will range from $440-450 million. Pursuant to the plan of distribution agreed with the Preferred Representatives, this would result in distribution of $70.42 to $71.62 to each share of Preferred Stock and $1.58 to $1.63 to each common share. By end of first half 2007, the combined face value plus accumulated unpaid dividends that would otherwise be due to the preferred stockholders would be in aggregate approximately $325 million or $78.50 per share of Preferred Stock outstanding.

     The form of the Lock-Up and Voting Agreements with the Preferred Representatives is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Incentive Bonus Arrangements

     On August 22, 2006, the compensation committee of the board of directors of the Company determined that it is in the best interests of the Company and its stockholders to provide incentive bonuses to certain directors, management and employees of the Company in the amounts set forth below in connection with a sale of all or substantially all of the Company's assets. These incentive

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bonuses were subsequently ratified by the full board of directors at a meeting on August 29, 2006. In connection with this decision of our board of directors, on October 1, 2006, the Company entered into agreements with two of our named executive officers pursuant to which we agreed to pay the executives incentive bonuses if the Company successfully closes the transaction described herein under Item 8.01 and certain other performance measures are attained, or if the Company is sold or sells all or substantially all of its assets. Also on October 1, 2006, the Company agreed to pay bonuses to certain members of our board of directors, and certain employees in the Company's office in Charlotte, North Carolina, including our Vice President of Finance and Chief Accounting Officer and Vice President, General Counsel and Secretary (who both are named executive officers), in each case, subject to the occurrence of the same aforementioned events. The incentive bonus agreements entered into with each of Messrs. Hauf, and Pyle and the incentive bonus arrangements for certain members of board of directors are attached hereto as Exhibits 10.2, 10.3, and 10.4 respectively, and are incorporated herein by reference. The following summary of such incentive bonus agreements and arrangements is qualified in its entirety by reference to the applicable incentive bonus agreement or arrangement.

     Payment of the bonuses to our executives and employees described above is contingent on (1) the Company's entering into a definitive agreement to consummate the transaction described herein, or any other sale of the Company or transaction pursuant to which the Company sells all or substantially all of its assets, by January 31, 2007, (2) such transaction subsequently closing, (3) the holders of shares of Preferred Stock receiving an amount equal to $68.00 per share of Preferred Stock, and (4) continued employment or service with the Company through the date of the last payment to the holders of Preferred Stock that results in such holders receiving at least $68.00 per share (the "Payment Date"). Notwithstanding the requirement in clause (4) of the preceding sentence, under certain circumstances, described below, any of the named executive officers or employees may be entitled to receive an incentive bonus even if such officer's or employee's employment is terminated before the Payment Date. However, in any such circumstance, the incentive bonus will not be paid until the Payment Date, if it occurs. The incentive bonuses are not payable upon any earlier termination of employment.

     The incentive bonus for our President and Chief Executive Officer, Mark Stephan Hauf, is 3.2% of the gross proceeds received by the Company or its shareholders in the applicable sale transaction. If Mr. Hauf's employment is terminated by the Company without "Cause" or by him for "Good Reason" (as defined in the employment agreement between Mr. Hauf and the Company) at any time before the Payment Date, he will receive his incentive bonus on the Payment Date, if it occurs. To the extent that any amounts payable to Mr. Hauf, whether under the bonus agreement described here or otherwise, are subject to any excise taxes, the Company has agreed to "gross up" all such amounts in an amount equal to the excise taxes imposed, including any excise taxes imposed on the "gross up" payments, and any interests and penalties associated with such excise taxes.

     The incentive bonus for our Chief Financial Officer, Harold F. Pyle, III, will be $1,000,000. If Mr. Pyle's employment is terminated by the Company without "Cause" (as defined in the employment agreement between Mr. Pyle and the Company) at any time before the Payment Date, he will receive his incentive bonus on the Payment Date, if it occurs. If Mr. Pyle becomes entitled to the bonus described herein, he will forfeit his right to his existing performance bonus described in his bonus agreement.

     The Company's board of directors has approved an incentive bonus for our Vice President of Finance and Chief Accounting Officer, Bryce Dean Elledge, which will be $233,000 plus one half of his annual base salary in effect immediately preceding the sale transaction. If Mr. Elledge's employment is terminated by the Company without "Cause" (as defined in the employment agreement between Mr. Elledge and the Company) at any time before the Payment Date, he will be entitled to receive $233,000 on the Payment Date if it occurs; provided, that, if such termination occurs after closing of the sale transaction, he will be entitled to receive the full amount of his incentive bonus on the Payment Date, if it occurs. If Mr. Elledge becomes entitled to the bonus described herein, he will forfeit his right to his existing performance bonus described in his bonus agreement.

     The Company's board of directors has approved an incentive bonus for our Vice President, General Counsel and Secretary, Natalia Alexeeva, which is one half of Ms. Alexeeva's annual base salary in effect immediately preceding the transaction. If Ms. Alexeeva's employment is terminated by the Company without "Cause" (as defined in the employment agreement between Ms. Alexeeva and the Company) at any time after closing of the sale transaction and before the Payment Date, she is entitled to receive the incentive bonus on the Payment Date, if it occurs.

     The Company has agreed to pay incentive bonuses of $100,000 to the following non-management directors to reward them for their time consuming and extraordinary services to the Company and their continued leadership toward achieving the execution of a definitive share purchase agreement and the effectuation of the strategic transaction described under Item 8.01 herein: John Chalsty, Alan Greene, Leonard White, Clark Johnson, David Gale, and Wayne Henderson. Payment of the bonuses is contingent on the directors continuing to provide services as members of our board of directors through the execution of the definitive share purchase agreement in connection with the sale transaction described herein provided such execution occurs no later than January 31, 2007.

     The Company's board of directors intends to provide incentive bonuses and enter into agreements with other employees in our Charlotte, North Carolina office. The respective bonus agreements will state that if the employee's employment is terminated by the Company without "Cause" (as defined in the bonus letter sent by the Company to the employee) at any time after closing of the sale transaction and before the Payment Date, the employee is entitled to receive the incentive bonus on the Payment Date, if it occurs.



Item 8.01.      Other Events

     On October 2, 2006, the Company announced the execution of a letter of intent (the "Offer Agreement") in respect of an offer it received to acquire all of the Company's business interests in Georgia for a cash price of $480 million from a group of investors comprised of Istithmar PJSC, a privately incorporated investment company based in Dubai, United Arab Emirates ("Istithmar"), Salford Georgia, the Georgian office of Salford Capital Partners Inc. a private equity

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and investment management company based in London ("Salford"), and Emergent
Telecom Ventures Limited, a communications merchant bank registered in Geneva, Switzerland ("Emergent" and together with Istithmar and Salford, the "Offering Group"). If a binding sale and purchase agreement were to be executed with the Offering Group, the Company intends to undertake the sale to the Offering Group through a court supervised auction conducted in accordance with section 363 of 11 U.S.C. ss.ss. 101 et seq (the "Code") in a case to be filed in the United States Court for the District of Delaware (the "Wind-Up").

     The Company entered into the Offering Agreement on September 28, 2006 with the Offering Group providing for exclusivity in negotiations during a sixty-day due diligence period and setting forth intended terms of a binding share purchase agreement which they presently expect to execute within the exclusivity period and upon conclusion of the Offering Group's due diligence. The Offer Agreement was executed on September 28, 2006 but did not become effective until October 1, 2006, the date at which the Company had entered into the separate Lock-Up and Voting Agreements with representatives of holders of more than two thirds of its 4.1 million outstanding shares of Preferred Stock.

     There can be no assurances that any transaction with the Offering Group or any other party concerning the Company and/or any of its assets will take place nor can any assurance be given with respect to the timing or terms of any such transaction. Also, since the negotiations are ongoing between the parties, it is possible that terms of any binding sale and purchase agreement ultimately executed, may differ in certain material respects from terms described herein. Details of the terms of a final agreement, if any, reached between the Company, on the one hand, and the Offering Group or some third party, on the other hand, will be disclosed upon the execution of the respective definitive agreements.

     THIS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY, ISTHIMAR, SALFORD, EMERGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR, IF FOR THE ADMINISTRATIVE CONVENIENCE OF THE COURT SYSTEM, THE PROPOSED TRANSACTIONS ARE IMPLEMENTED THROUGH A VOLUNTARY PRE-PACKAGED PLAN UNDER THE CODE, A SOLICITATION OF ACCEPTANCES OF THE CHAPTER 11 CASE UNDER THE CODE. ANY SUCH SOLICITATION WILL BE MADE IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE CODE.

     The press release announcing this matter is attached hereto as Exhibit 99.1 and the Offer Agreement is attached hereto as Exhibit 99.2 and both documents are incorporated herein by reference.



Item 9.01.      Financial Statements and Exhibits

          (d)   Exhibits

          10.1 Form of lock-up and voting agreement with representatives of holders of Metromedia International Group, Inc. 7.25% Cumulative Convertible Preferred Stock.

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          10.2  Incentive Bonus Agreement, dated October 1, 2006, by and between
                Metromedia International Group, Inc. and Mark Hauf.

          10.3 Incentive Bonus Agreement, dated October 1, 2006, by and between Metromedia International Group, Inc. and Harold F. Pyle, III

          10.4 Metromedia International Group, Inc. Letter, dated October 1, 2006, re board of director incentive bonus arrangement.

          99.1 Press release of Metromedia International Group, Inc. dated October 2, 2006.

          99.2 Offer Agreement by and between Istithmar PJSC, Salford Georgia, Emergent Telecom Ventures Limited and Metromedia International Group, Inc., dated September 28, 2006.






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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               METROMEDIA INTERNATIONAL GROUP, INC.


                               By: /S/ HAROLD F. PYLE, III
                                   ---------------------------------------------
                                   Name:  Harold F. Pyle, III
                                   Title: Executive Vice President Finance,
                                          Chief Financial Officer and Treasurer


Date: October 2, 2006
Charlotte, NC